Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS SECOND QUARTER EARNINGS OF $24.7 MILLION

OLNEY, MARYLAND, July 25, 2023 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $24.7 million ($0.55 per diluted common share) for the quarter ended June 30, 2023, compared to net income of $51.3 million ($1.14 per diluted common share) for the first quarter of 2023 and $54.8 million ($1.21 per diluted common share) for the second quarter of 2022.

Current quarter core earnings were $27.1 million ($0.60 per diluted common share), compared to $52.3 million ($1.16 per diluted common share) for the quarter ended March 31, 2023 and $44.2 million ($0.98 per diluted common share) for the quarter ended June 30, 2022. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter's drivers in the decline of net income and core earnings compared to the linked quarter were lower net interest income coupled with higher provision for credit losses and higher non-interest expense. The provision for credit losses for the current quarter amounted to $5.1 million compared to a credit to provision of $21.5 million for the first quarter of 2023 and a provision of $3.0 million for the second quarter of 2022. The current quarter's provision was primarily the result of an individual reserve established on one large commercial real estate relationship along with the several charge-offs of non-accrual consumer loans.

“As we have stated all year, we are keenly focused on growing client relationships and core funding. Despite the challenging banking environment in the first half of the year, which resulted in quarterly deposit outflow that was mostly observed early in the second quarter, our core deposits began to stabilize in the second half of this quarter. The decrease in non-interest bearing accounts can be attributed to clients shifting balances to interest bearing alternatives,” said Daniel J. Schrider, Chairman, President and CEO of Sandy Spring Bank.

“While the environment is challenging, we remain committed to taking care of our clients, engaging with our communities and helping businesses of all sizes in the Greater Washington region,” Schrider added.

Second Quarter Highlights

•Total assets at June 30, 2023 remained stable at $14.0 billion compared to $14.1 billion at March 31, 2023.

•Total loans remained at $11.4 billion at June 30, 2023 compared to March 31, 2023. Total commercial real estate and business loans were level quarter-over-quarter, while residential mortgage loans grew 4% due to the migration of construction loans into the residential mortgage portfolio.

•Deposits decreased 1% to $11.0 billion at June 30, 2023 compared to $11.1 billion at March 31, 2023, as noninterest-bearing deposits declined 5%, primarily in commercial checking accounts, while interest-bearing deposits were relatively unchanged, as the 41% and 6% respective growth in savings accounts and time deposits was offset by the 9% decline in money market accounts.

•Total borrowings in the current quarter declined by $28.0 million or 2% over amounts at March 31, 2023. Fed funds purchased and FHLB advances decreased by $205.0 million and $150.0 million, respectively, which was partially offset by $300.0 million of borrowings through Federal Reserve Bank's Bank Term Funding Program.

•Credit quality metrics remained at low levels during the current quarter compared to the previous quarter. The ratio of non-performing loans to total loans was 0.44% at June 30, 2023 compared to 0.41% for the previous quarter and 0.40% for the quarter ended June 30, 2022.

•Net interest income for the second quarter of 2023 declined $6.8 million or 7% compared to the previous quarter and $15.5 million or 15% compared to the second quarter of 2022. During the recent quarter, the growth in interest income of $6.8 million or 5% was more than offset by the $13.6 million or 25% increase in interest expense, a result of the increases in rates paid on deposits and higher borrowing costs.

•The net interest margin was 2.73% for the second quarter of 2023 compared to 2.99% for the first quarter of 2023 and 3.49% for the second quarter of 2022. Higher rates paid on interest-bearing liabilities, driven by higher market rates, competition for deposits, and customer movement of excess funds out of noninterest-bearing accounts, outpaced the increase in the yield on interest-earning assets. Compared to the linked quarter, the rate paid on interest-bearing liabilities rose 44 basis points, while the yield on interest-earning assets increased 12 basis points, resulting in the quarterly margin compression of 26 basis points.

•Provision for credit losses directly attributable to the funded loan portfolio for the current quarter was a charge of $4.5 million compared to a credit to provision of $18.9 million in the previous quarter and a charge of $3.0 million in the prior year quarter. During the current quarter, the provision charge was mainly associated with an individual reserve established on one large commercial real estate relationship along with the several charge-offs of non-accrual consumer loans. In addition, during the current quarter the Company recorded a provision charge of $0.6 million associated with unfunded loan commitments.

•Non-interest income for the second quarter of 2023 increased by 8% or $1.2 million compared to the linked quarter and declined by 51% or $18.1 million compared to the prior year quarter. Quarter-over-quarter increase was mainly driven by higher income from mortgage banking activities, BOLI income and service charges on deposit accounts. Year-over-year decrease was primarily a result of the sale of the Company's insurance segment during the second quarter of 2022 and the associated $16.7 million gain. Excluding this one-time gain, non-interest income declined by 7% or $1.4 million year-over-year due to lower insurance commission income as a result of the aforementioned sale and lower bank card fee income due to regulatory restrictions on transaction fees that became effective for the Company in the second half of 2022.

•Non-interest expense for the second quarter of 2023 increased $2.8 million or 4% compared to the first quarter of 2023 and $4.1 million or 6% compared to the prior year quarter. The current quarter's increase was mainly due to a higher compensation expense driven by $1.9 million of severance related expenses associated with staffing adjustments as a part of the broader cost control initiatives implemented by management during the current year.

•Return on average assets (“ROA”) for the quarter ended June 30, 2023 was 0.70% and return on average tangible common equity (“ROTCE”) was 8.93% compared to 1.49% and 19.10%, respectively, for the first quarter of 2023 and 1.69% and 20.83%, respectively, for the second quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.77% and core ROTCE was 9.43% compared to 1.52% and 19.11%, respectively, for the previous quarter and 1.37% and 16.49%, respectively, for the second quarter of 2022.

•The GAAP efficiency ratio was 64.22% for the second quarter of 2023, compared to 58.55% for the first quarter of 2023 and 46.03% for the second quarter of 2022. The non-GAAP efficiency ratio was 60.68% for the second quarter of 2023 compared to 56.87% for the first quarter of 2023 and 49.79% for the prior year quarter. The increase in both the GAAP and non-GAAP efficiency ratios (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter and the second quarter of the prior year was the result of declines in net revenue from the prior periods coupled with the growth in non-interest expense.

Balance Sheet and Credit Quality

Total assets were $14.0 billion at June 30, 2023, as compared to $14.1 billion at March 31, 2023. Diminished loan demand coupled with low payoff activity during the current quarter resulted in total loans remaining relatively unchanged at $11.4 billion as of June 30, 2023. Total commercial real estate and business loans declined by $50.8 million or 1%, while total mortgage and consumer loans grew by $25.2 million or 1%. Overall, the loan portfolio mix stayed relatively unchanged compared to the previous quarter.

Deposits decreased $117.1 million or 1% to $11.0 billion at June 30, 2023 compared to $11.1 billion at March 31, 2023. During this period total noninterest-bearing deposits declined $148.8 million or 5%, primarily in commercial checking accounts, while the level of interest-bearing deposits remained steady. During the current quarter, savings accounts and time deposits grew 41% and 6%, respectively, while money market accounts declined by 9%. Quarterly deposit outflow was mostly observed early in the current quarter and stabilized during May and June. Core deposits, which exclude brokered relationships, represented 88% of the total deposits at the end of the current and previous quarter, respectively, reflecting the stability of the core deposit base. Total uninsured deposits at June 30, 2023 were approximately 30% of the total deposits. The Company offers its customers reciprocal deposit arrangements, which provide FDIC deposit insurance for accounts that would otherwise exceed deposit insurance limits. During the quarter ended June 30, 2023, balances in the Company's reciprocal deposit accounts increased by $230.0 million.

Total borrowings declined by $28.0 million or 2% at June 30, 2023 as compared to the previous quarter, driven by a $205.0 million and $150.0 million reductions in fed funds purchased and FHLB advances, respectively, partially offset by $300.0 million of borrowings through the Federal Reserve Bank's Bank Term Funding Program. At June 30, 2023, contingent liquidity, which consists of available FHLB borrowings, available funds through the Federal Reserve Bank's discount window and the Bank Term Funding Program, as well as excess cash and unpledged investment securities totaled $4.4 billion or 132% of uninsured deposits. In addition, the Company also had $1.0 billion in available fed funds, which provided total coverage of 163% of uninsured deposits.

The tangible common equity ratio increased to 8.51% of tangible assets at June 30, 2023, compared to 8.40% at March 31, 2023. This increase reflected the impact of declining tangible assets while tangible common equity remained relatively unchanged quarter-over-quarter, as net retained earnings were offset by higher unrealized losses on available-for-sale investment securities.

At June 30, 2023, the Company had a total risk-based capital ratio of 14.66%, a common equity tier 1 risk-based capital ratio of 10.69%, a tier 1 risk-based capital ratio of 10.69%, and a tier 1 leverage ratio of 9.42%. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. Overall credit quality remained stable at June 30, 2023 compared March 31, 2023, as the ratio of non-performing loans to total loans was 0.44% compared to 0.41%. These levels of non-performing loans compare to 0.40% for the prior year quarter and continue to indicate stable credit quality during a period of economic uncertainty. At June 30, 2023, non-performing loans totaled $49.5 million, compared to $47.2 million at March 31, 2023 and $43.5 million at June 30, 2022. Total net charge-offs for the current quarter amounted to $1.8 million compared to $0.3 million in net recoveries for the first quarter of 2023 and insignificant net charge-offs for the second quarter of 2022. The current quarter's net charge-offs occurred within the consumer loan portfolio due to the elimination of several non-accrual loans.

At June 30, 2023, the allowance for credit losses was $120.3 million or 1.06% of outstanding loans and 243% of non-performing loans, compared to $117.6 million or 1.03% of outstanding loans and 249% of non-performing loans at the end of the previous quarter and $113.7 million or 1.05% of outstanding loans and 261% of non-performing loans at the end of the second quarter of 2022. The increase in the allowance for the current quarter compared to the previous quarter reflects mainly an individual reserve recorded on a single commercial real estate relationship. A majority of the other assumptions within the allowance for credit losses were relatively unchanged at June 30, 2023 compared to March 31, 2023.

Income Statement Review

Quarterly Results

Net income was $24.7 million ($0.55 per diluted common share) for the three months ended June 30, 2023 compared to $51.3 million ($1.14 per diluted common share) for the three months ended March 31, 2023 and $54.8 million ($1.21 per diluted common share) for the prior year quarter. Current quarter's core earnings were $27.1 million ($0.60 per diluted common share), compared to $52.3 million ($1.16 per diluted common share) for the previous quarter and $44.2 million ($0.98 per diluted common share) for the quarter ended June 30, 2022. The decline in the current quarter's net income and core earnings compared to the previous quarter was the result of lower net interest income coupled with higher provision for credit losses and non-interest expense. Year-over-year decline in quarterly net income was mainly attributable to a $16.7 million gain earned during the prior year quarter associated with the sale of the Company's insurance segment. Excluding this one-time gain, the decrease in net income was due to lower net interest income and non-interest income along with higher non-interest expense.

Net interest income for the second quarter of 2023 decreased $6.8 million or 7% compared to the previous quarter and $15.5 million or 15% compared to the second quarter of 2022. Both quarterly and year-over-year decreases in net interest income were driven by higher interest expense, a result of higher funding costs, which outpaced growth in interest income. During the past twelve months, loan growth coupled with the rising interest rate environment was primarily responsible for a $44.2 million increase in interest income. This growth in interest income was more than offset by the $59.7 million growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits. Interest income growth occurred in all categories of commercial loans and, to a lesser degree, in residential mortgage loans, consumer loans and investment securities income. Interest expense grew primarily due to time and money market deposits, as well as the higher cost of borrowings in the current year period compared to the same period of the prior year.

The net interest margin was 2.73% for the second quarter of 2023 compared to 2.99% for the first quarter of 2023 and 3.49% for the second quarter of 2022. The contraction of the net interest margin for the current quarter was due to the higher rate paid on interest-bearing liabilities, which outpaced the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months coupled with the competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products. As compared to the prior year quarter, while the yield on interest-earning assets increased 100 basis points, while the rate paid on interest-bearing liabilities rose 250 basis points resulting in the margin compression of 76 basis points.

The total provision for credit losses was $5.1 million for the second quarter of 2023 compared to a credit to provision of $21.5 million for the previous quarter and a provision of $3.0 million for the second quarter of 2022. The provision for credit losses directly attributable to the funded loan portfolio was $4.5 million for the current quarter compared to a credit to the provision of $18.9 million for the first quarter of 2023 and the prior year quarter’s provision of $3.0 million. The current quarter's provision mainly reflects an individual reserve established on a single large commercial real estate relationship along with the several charge-offs of non-accrual consumer loans.

Non-interest income for the second quarter of 2023 increased by 8% or $1.2 million compared to the linked quarter and declined by 51% or $18.1 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by higher income from mortgage banking activities, BOLI mortality-related income and service charges on deposit accounts. Year-over-year decrease was primarily a result of a sale of the Company's insurance segment during the second quarter of 2022 and the associated $16.7 million gain on sale. Excluding this one-time gain on sale, non-interest income declined by 7% or $1.4 million from the prior year quarter due to insurance commissions income as a result of the aforementioned sale and lower bank card income due to regulatory restrictions on transaction fees.

Non-interest expense for the second quarter of 2023 increased $2.8 million or 4% compared to the first quarter of 2023 and $4.1 million or 6% compared to the second quarter of 2022. The quarterly increase in non-interest expense is mainly attributable to a higher compensation and benefits costs associated with $1.9 million of severance expenses related to staffing adjustments made during the current quarter as a part of the broader cost control initiatives implemented by management during the current year. Higher non-interest expense for the current quarter, as compared to the prior year quarter, was due to higher FDIC insurance expense, a result of the two basis points increase in the assessment rate for all banks that became effective in 2023, higher professional and service fees related to the Company's investments in technology projects, and higher marketing expense associated with targeted advertising campaigns aimed at growing deposit relationships.

For the second quarter of 2023, the GAAP efficiency ratio was 64.22% compared to 58.55% for the first quarter of 2023 and 46.03% for the second quarter of 2022. The GAAP efficiency ratio rose from the prior year quarter primarily the result of the 24% decrease in GAAP revenue in combination with the 6% increase in GAAP non-interest expense. The non-GAAP efficiency ratio was 60.68% for the current quarter as compared to 56.87% for the first quarter of 2023 and 49.79% for the second quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the second quarter of the prior year to the current year quarter was primarily the result of the 13% decline in non-GAAP revenue, while non-GAAP expenses rose 6%.

ROA for the quarter ended June 30, 2023 was 0.70% and ROTCE was 8.93% compared to 1.49% and 19.10%, respectively, for the first quarter of 2023 and 1.69% and 20.83%, respectively, for the second quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.77% and core ROTCE was 9.43% compared to 1.52% and 19.11% for the first quarter of 2023 and 1.37% and 16.49%, respectively, for the second quarter of 2022.

Year-to-Date Results

The Company recorded net income of $76.0 million for the six months ended June 30, 2023 compared to net income of $98.7 million for the prior year. Core earnings were $79.4 million for the six months ended June 30, 2023 compared to $89.3 million for the prior year. Year-to-date net income declined as a result of lower net interest income, as the growth in interest expense exceeded the increase in interest income, a decline in non-interest income and higher non-interest expense. These contributors to the decline in net income during the current year-to-date period, were partially offset by a lower provision for credit losses as a result of significant credit recorded during the first quarter of the current year.

For the six months ended June 30, 2023, net interest income decreased $19.6 million compared to the prior year as a result of the $109.2 million increase in interest expense, partially offset by the $89.6 million increase in interest income. The increase in interest expense was primarily due to the additional interest expense associated with money market and time deposit accounts and, to a lesser degree, FHLB and Federal Reserve Bank borrowings. The net interest margin declined to 2.86% for the six months ended June 30, 2023, compared to 3.49% for the prior year, primarily as a result of higher funding cost due to the rising interest rate environment and market competition for deposits over the period.

The provision for credit losses for the six months ended June 30, 2023 amounted to a credit of $16.5 million as compared to a charge of $4.7 million for 2022. The significant credit to the provision for the six months ended June 30, 2023 was a reflection of the improving regional forecasted unemployment rate, observed during the early part of the current year, coupled with the continued strong credit performance of the loan portfolio.

For the six months ended June 30, 2023, non-interest income decreased 41% to $33.1 million compared to $55.8 million for 2022. During the prior year, Company realized a $16.7 million gain on the sale of its insurance segment. Excluding the gain, non-interest income decreased 15% or $6.0 million, driven by a $2.9 million decrease in insurance commissions, a $2.6 million decrease in bank card fees and a $0.7 million decrease in income from mortgage banking activities. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which continues to dampen home sales and refinancing activity. Insurance commission income declined due to the disposition of the Company's insurance business during the second quarter of the prior year. Fees from bank cards diminished as a result of regulatory restrictions on transaction fees effective in the second half of the prior year. These decreases in non-interest income year-over-year, were partially offset by a $0.7 million increase in BOLI mortality-related income.

Non-interest expense increased 7% to $135.4 million for the six months ended June 30, 2023, compared to $127.1 million for 2022. The drivers of the increase in non-interest expense were a $3.5 million increase in professional fees, a $1.2 million increase in software expenses, a $0.9 million increase in compensation and benefits, and a $0.7 million increase in marketing expense. Year-over-year increases in both professional fees and software expenses were mainly associated with the Company's investments in technology and software projects. Increase in compensation and benefits expense was driven by severance related expenses associated with staffing adjustments. Increase in marketing expense over the prior year was due to targeted advertising campaigns aimed at growing deposit relationships.

For the six months ended June 30, 2023, the GAAP efficiency ratio was 61.31% compared to 48.30% for the same period in 2022. The non-GAAP efficiency ratio for the current year was 58.73% compared to the 49.57% for the prior year. The growth in the current year’s non-GAAP efficiency ratio compared to the prior year, indicating a decline in efficiency, was the result of the 10% decrease in non-GAAP revenue combined with the 6% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), merger, acquisition and disposal expense, gain on disposal of assets, severance expense and contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 573109. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until August 8, 2023. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 708305.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jen Schell, Senior Vice President
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(Dollars in thousands, except per share data)	2023	2022		2023	2022
Results of operations:
Net interest income	$90,471	$105,950	(15)%	$187,773	$207,401	(9)%
Provision/ (credit) for credit losses	5,055	3,046	66	(16,481)	4,681	N/M
Non-interest income	17,176	35,245	(51)	33,127	55,840	(41)
Non-interest expense	69,136	64,991	6	135,441	127,138	7
Income before income tax expense	33,456	73,158	(54)	101,940	131,422	(22)
Net income	24,745	54,800	(55)	75,998	98,735	(23)

Net income attributable to common shareholders	$24,712	$54,606	(55)	$75,821	$98,259	(23)
Pre-tax pre-provision net income (1)	$38,511	$76,204	(49)	$85,459	$136,103	(37)

Return on average assets	0.70%	1.69%		1.09%	1.56%
Return on average common equity	6.46%	14.97%		10.12%	13.39%
Return on average tangible common equity (1)	8.93%	20.83%		13.88%	18.62%
Net interest margin	2.73%	3.49%		2.86%	3.49%
Efficiency ratio - GAAP basis (2)	64.22%	46.03%		61.31%	48.30%
Efficiency ratio - Non-GAAP basis (2)	60.68%	49.79%		58.73%	49.57%

Per share data:
Basic net income per common share	$0.55	$1.21	(55)%	$1.69	$2.18	(22)%
Diluted net income per common share	$0.55	$1.21	(55)	$1.69	$2.17	(22)
Weighted average diluted common shares	44,888,759	45,111,693	—	44,876,873	45,223,086	(1)
Dividends declared per share	$0.34	$0.34	—	$0.68	$0.68	—
Book value per common share	$34.31	$33.10	4	$34.31	$33.10	4
Tangible book value per common share (1)	$25.82	$24.45	6	$25.82	$24.45	6
Outstanding common shares	44,862,369	44,629,697	1	44,862,369	44,629,697	1

Financial condition at period-end:
Investment securities	$1,463,554	$1,595,424	(8)%	$1,463,554	$1,595,424	(8)%
Loans	11,369,639	10,786,290	5	11,369,639	10,786,290	5
Assets	13,994,545	13,303,009	5	13,994,545	13,303,009	5
Deposits	10,958,922	10,969,461	—	10,958,922	10,969,461	—
Stockholders' equity	1,539,032	1,477,169	4	1,539,032	1,477,169	4

Capital ratios:
Tier 1 leverage (3)	9.42%	9.53%		9.42%	9.53%
Common equity tier 1 capital to risk-weighted assets (3)	10.69%	10.42%		10.69%	10.42%
Tier 1 capital to risk-weighted assets (3)	10.69%	10.42%		10.69%	10.42%
Total regulatory capital to risk-weighted assets (3)	14.66%	14.46%		14.66%	14.46%
Tangible common equity to tangible assets (4)	8.51%	8.45%		8.51%	8.45%
Average equity to average assets	10.89%	11.30%		10.80%	11.63%

Credit quality ratios:
Allowance for credit losses to loans	1.06%	1.05%		1.06%	1.05%
Non-performing loans to total loans	0.44%	0.40%		0.44%	0.40%
Non-performing assets to total assets	0.36%	0.33%		0.36%	0.33%
Allowance for credit losses to non-performing loans	243.21%	261.44%		243.21%	261.44%
Annualized net charge-offs/ (recoveries) to average loans (5)	0.06%	—%		0.03%	—%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger, acquisition and disposal expense, severance expense and contingent payment expense from non-interest expense; and investment securities gains/ (losses) and gain on disposal of assets from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at June 30, 2023.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Core earnings (non-GAAP):
Net income (GAAP)	$24,745	$54,800	$75,998	$98,735
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Merger, acquisition and disposal expense	—	793	—	793
Amortization of intangible assets	946	1,090	1,919	2,211
Severance expense	1,445	—	1,445	—
Gain on disposal of assets	—	(12,417)	—	(12,417)
Investment securities gains	—	(28)	—	(34)
Contingent payment expense	—	—	27	—
Core earnings (Non-GAAP)	$27,136	$44,238	$79,389	$89,288

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	44,888,759	45,111,693	44,876,873	45,223,086

Earnings per diluted common share (GAAP)	$0.55	$1.21	$1.69	$2.17
Core earnings per diluted common share (non-GAAP)	$0.60	$0.98	$1.77	$1.97

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,094,653	$12,991,692	$14,022,364	$12,785,040

Return on average assets (GAAP)	0.70%	1.69%	1.09%	1.56%
Core return on average assets (non-GAAP)	0.77%	1.37%	1.14%	1.41%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$24,745	$54,800	$75,998	$98,735
Plus: Amortization of intangible assets (net of tax)	946	1,090	1,919	2,211
Net income before amortization of intangible assets	$25,691	$55,890	$77,917	$100,946

Average total stockholders' equity (GAAP)	$1,535,465	$1,468,036	$1,513,817	$1,487,170
Average goodwill	(363,436)	(367,986)	(363,436)	(369,098)
Average other intangible assets, net	(18,074)	(23,801)	(18,724)	(24,580)
Average tangible common equity (non-GAAP)	$1,153,955	$1,076,249	$1,131,657	$1,093,492

Return on average tangible common equity (non-GAAP)	8.93%	20.83%	13.88%	18.62%
Core return on average tangible common equity (non-GAAP)	9.43%	16.49%	14.15%	16.47%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.47% and 25.64% for 2023 and 2022, respectively.

132Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Pre-tax pre-provision net income:
Net income (GAAP)	$24,745	$54,800	$75,998	$98,735
Plus/ (less) non-GAAP adjustments:
Income tax expense	8,711	18,358	25,942	32,687
Provision/ (credit) for credit losses	5,055	3,046	(16,481)	4,681
Pre-tax pre-provision net income (non-GAAP)	$38,511	$76,204	$85,459	$136,103

Efficiency ratio (GAAP):
Non-interest expense	$69,136	$64,991	$135,441	$127,138

Net interest income plus non-interest income	$107,647	$141,195	$220,900	$263,241

Efficiency ratio (GAAP)	64.22%	46.03%	61.31%	48.30%

Efficiency ratio (Non-GAAP):
Non-interest expense	$69,136	$64,991	$135,441	$127,138
Less non-GAAP adjustments:
Amortization of intangible assets	1,269	1,466	2,575	2,974
Merger, acquisition and disposal expense	—	1,067	—	1,067
Severance expense	1,939	—	1,939	—
Contingent payment expense	—	—	36	—
Non-interest expense - as adjusted	$65,928	$62,458	$130,891	$123,097

Net interest income plus non-interest income	$107,647	$141,195	$220,900	$263,241
Plus non-GAAP adjustment:
Tax-equivalent income	1,006	992	1,976	1,858
Less/ (plus) non-GAAP adjustment:
Investment securities gains	—	38	—	46
Gain on disposal of assets	—	16,699	—	16,699
Net interest income plus non-interest income - as adjusted	$108,653	$125,450	$222,876	$248,354

Efficiency ratio (Non-GAAP)	60.68%	49.79%	58.73%	49.57%

Tangible common equity ratio:
Total stockholders' equity	$1,539,032	$1,477,169	$1,539,032	$1,477,169
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(17,280)	(22,694)	(17,280)	(22,694)
Tangible common equity	$1,158,316	$1,091,039	$1,158,316	$1,091,039

Total assets	$13,994,545	$13,303,009	$13,994,545	$13,303,009
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(17,280)	(22,694)	(17,280)	(22,694)
Tangible assets	$13,613,829	$12,916,879	$13,613,829	$12,916,879

Tangible common equity ratio	8.51%	8.45%	8.51%	8.45%

Outstanding common shares	44,862,369	44,629,697	44,862,369	44,629,697
Tangible book value per common share	$25.82	$24.45	$25.82	$24.45

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	June 30, 2023	December 31, 2022	June 30, 2022
Assets
Cash and due from banks	$96,482	$88,152	$84,215
Federal funds sold	240	193	291
Interest-bearing deposits with banks	333,405	103,887	136,773
Cash and cash equivalents	430,127	192,232	221,279
Residential mortgage loans held for sale (at fair value)	21,476	11,706	23,610
Investments held-to-maturity (fair values of $208,662, $220,123 and $250,915 at June 30, 2023, December 31, 2022 and June 30, 2022, respectively)	247,814	259,452	274,337
Investments available-for-sale (at fair value)	1,143,688	1,214,538	1,268,823
Other investments, at cost	72,052	69,218	52,264
Total loans	11,369,639	11,396,706	10,786,290
Less: allowance for credit losses - loans	(120,287)	(136,242)	(113,670)
Net loans	11,249,352	11,260,464	10,672,620
Premises and equipment, net	71,203	67,070	63,243
Other real estate owned	611	645	739
Accrued interest receivable	42,388	41,172	33,459
Goodwill	363,436	363,436	363,436
Other intangible assets, net	17,280	19,855	22,694
Other assets	335,118	333,331	306,505
Total assets	$13,994,545	$13,833,119	$13,303,009

Liabilities
Noninterest-bearing deposits	$3,079,896	$3,673,300	$4,129,440
Interest-bearing deposits	7,879,026	7,280,121	6,840,021
Total deposits	10,958,922	10,953,421	10,969,461
Securities sold under retail repurchase agreements	74,510	61,967	110,744
Federal funds purchased	—	260,000	75,000
Federal Reserve Bank borrowings	300,000	—	—
Advances from FHLB	600,000	550,000	175,000
Subordinated debt	370,504	370,205	369,906
Total borrowings	1,345,014	1,242,172	730,650
Accrued interest payable and other liabilities	151,577	153,758	125,729
Total liabilities	12,455,513	12,349,351	11,825,840

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,862,369, 44,657,054 and 44,629,697 at June 30, 2023, December 31, 2022 and June 30, 2022, respectively	44,862	44,657	44,630
Additional paid in capital	737,740	734,273	730,285
Retained earnings	882,055	836,789	799,707
Accumulated other comprehensive loss	(125,625)	(131,951)	(97,453)
Total stockholders' equity	1,539,032	1,483,768	1,477,169
Total liabilities and stockholders' equity	$13,994,545	$13,833,119	$13,303,009

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$144,274	$106,221	$284,001	$205,715
Interest on loans held for sale	307	145	459	343
Interest on deposits with banks	4,922	358	7,608	471
Interest and dividend income on investment securities:
Taxable	6,848	4,630	13,856	8,737
Tax-advantaged	1,795	2,554	3,565	4,678
Interest on federal funds sold	4	1	8	1
Total interest income	158,150	113,909	309,497	219,945
Interest expense:
Interest on deposits	51,325	3,795	92,113	6,088
Interest on retail repurchase agreements and federal funds purchased	4,191	201	6,295	255
Interest on advances from FHLB	8,216	17	15,423	17
Interest on subordinated debt	3,947	3,946	7,893	6,184
Total interest expense	67,679	7,959	121,724	12,544
Net interest income	90,471	105,950	187,773	207,401
Provision/ (credit) for credit losses	5,055	3,046	(16,481)	4,681
Net interest income after provision/ (credit) for credit losses	85,416	102,904	204,254	202,720
Non-interest income:
Investment securities gains	—	38	—	46
Gain on disposal of assets	—	16,699	—	16,699
Service charges on deposit accounts	2,606	2,467	4,994	4,793
Mortgage banking activities	1,817	1,483	3,062	3,781
Wealth management income	9,031	9,098	18,023	18,435
Insurance agency commissions	—	812	—	2,927
Income from bank owned life insurance	1,251	703	2,158	1,498
Bank card fees	447	1,810	865	3,478
Other income	2,024	2,135	4,025	4,183
Total non-interest income	17,176	35,245	33,127	55,840
Non-interest expense:
Salaries and employee benefits	40,931	39,550	79,857	78,923
Occupancy expense of premises	4,764	4,734	9,611	9,768
Equipment expenses	3,760	3,559	7,877	7,095
Marketing	1,589	1,280	3,132	2,473
Outside data services	2,853	2,564	5,367	4,983
FDIC insurance	2,375	1,078	4,513	2,062
Amortization of intangible assets	1,269	1,466	2,575	2,974
Merger, acquisition and disposal expense	—	1,067	—	1,067
Professional fees and services	4,161	2,372	7,845	4,389
Other expenses	7,434	7,321	14,664	13,404
Total non-interest expense	69,136	64,991	135,441	127,138
Income before income tax expense	33,456	73,158	101,940	131,422
Income tax expense	8,711	18,358	25,942	32,687
Net income	$24,745	$54,800	$75,998	$98,735

Net income per share amounts:
Basic net income per common share	$0.55	$1.21	$1.69	$2.18
Diluted net income per common share	$0.55	$1.21	$1.69	$2.17
Dividends declared per share	$0.34	$0.34	$0.68	$0.68

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023		2022
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$159,156	$152,317	$146,332	$131,373	$114,901	$106,902
Interest expense	67,679	54,045	38,657	17,462	7,959	4,585
Tax-equivalent net interest income	91,477	98,272	107,675	113,911	106,942	102,317
Tax-equivalent adjustment	1,006	970	1,032	951	992	866
Provision/ (credit) for credit losses	5,055	(21,536)	10,801	18,890	3,046	1,635
Non-interest income	17,176	15,951	14,297	16,882	35,245	20,595
Non-interest expense	69,136	66,305	64,375	65,780	64,991	62,147
Income before income tax expense	33,456	68,484	45,764	45,172	73,158	58,264
Income tax expense	8,711	17,231	11,784	11,588	18,358	14,329
Net income	$24,745	$51,253	$33,980	$33,584	$54,800	$43,935
GAAP financial performance:
Return on average assets	0.70%	1.49%	0.98%	0.99%	1.69%	1.42%
Return on average common equity	6.46%	13.93%	9.23%	8.96%	14.97%	11.83%
Return on average tangible common equity	8.93%	19.10%	12.91%	12.49%	20.83%	16.45%
Net interest margin	2.73%	2.99%	3.26%	3.53%	3.49%	3.49%
Efficiency ratio - GAAP basis	64.22%	58.55%	53.23%	50.66%	46.03%	50.92%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$38,511	$46,948	$56,565	$64,062	$76,204	$59,899
Core after-tax earnings	$27,136	$52,253	$35,322	$35,695	$44,238	$45,050
Core return on average assets	0.77%	1.52%	1.02%	1.05%	1.37%	1.45%
Core return on average common equity	7.09%	14.20%	9.60%	9.53%	12.09%	12.13%
Core return on average tangible common equity	9.43%	19.11%	13.02%	12.86%	16.49%	16.45%
Core earnings per diluted common share	$0.60	$1.16	$0.79	$0.80	$0.98	$0.99
Efficiency ratio - Non-GAAP basis	60.68%	56.87%	51.46%	48.18%	49.79%	49.34%
Per share data:
Net income attributable to common shareholders	$24,712	$51,084	$33,866	$33,470	$54,606	$43,667
Basic net income per common share	$0.55	$1.14	$0.76	$0.75	$1.21	$0.97
Diluted net income per common share	$0.55	$1.14	$0.76	$0.75	$1.21	$0.96
Weighted average diluted common shares	44,888,759	44,872,582	44,828,827	44,780,560	45,111,693	45,333,292
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Securities gains/ (losses)	$—	$—	$(393)	$2	$38	$8
Gain/ (loss) on disposal of assets	—	—	—	(183)	16,699	—
Service charges on deposit accounts	2,606	2,388	2,419	2,591	2,467	2,326
Mortgage banking activities	1,817	1,245	783	1,566	1,483	2,298
Wealth management income	9,031	8,992	8,472	8,867	9,098	9,337
Insurance agency commissions	—	—	—	—	812	2,115
Income from bank owned life insurance	1,251	907	950	693	703	795
Bank card fees	447	418	463	438	1,810	1,668
Other income	2,024	2,001	1,603	2,908	2,135	2,048
Total non-interest income	$17,176	$15,951	$14,297	$16,882	$35,245	$20,595
Non-interest expense:
Salaries and employee benefits	$40,931	$38,926	$39,455	$40,126	$39,550	$39,373
Occupancy expense of premises	4,764	4,847	4,728	4,759	4,734	5,034
Equipment expenses	3,760	4,117	3,859	3,825	3,559	3,536
Marketing	1,589	1,543	1,354	1,370	1,280	1,193
Outside data services	2,853	2,514	2,707	2,509	2,564	2,419
FDIC insurance	2,375	2,138	1,462	1,268	1,078	984
Amortization of intangible assets	1,269	1,306	1,408	1,432	1,466	1,508
Merger, acquisition and disposal expense	—	—	—	1	1,067	—
Professional fees and services	4,161	3,684	2,573	2,207	2,372	2,017
Other expenses	7,434	7,230	6,829	8,283	7,321	6,083
Total non-interest expense	$69,136	$66,305	$64,375	$65,780	$64,991	$62,147

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023		2022
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,131,210	$5,167,456	$5,130,094	$5,066,843	$4,761,658	$4,388,275
Commercial owner-occupied real estate loans	1,770,135	1,769,928	1,775,037	1,743,724	1,767,326	1,692,253
Commercial AD&C loans	1,045,742	1,046,665	1,090,028	1,143,783	1,094,528	1,089,331
Commercial business loans	1,423,614	1,437,478	1,455,885	1,393,634	1,353,380	1,349,602
Residential mortgage loans	1,385,743	1,328,524	1,287,933	1,218,552	1,147,577	1,000,697
Residential construction loans	190,690	223,456	224,772	229,243	235,486	204,259
Consumer loans	422,505	421,734	432,957	423,034	426,335	419,911
Total loans	11,369,639	11,395,241	11,396,706	11,218,813	10,786,290	10,144,328
Allowance for credit losses - loans	(120,287)	(117,613)	(136,242)	(128,268)	(113,670)	(110,588)
Loans held for sale	21,476	16,262	11,706	11,469	23,610	17,537
Investment securities	1,463,554	1,528,336	1,543,208	1,587,279	1,595,424	1,586,441
Total assets	13,994,545	14,129,007	13,833,119	13,765,597	13,303,009	12,967,416
Noninterest-bearing demand deposits	3,079,896	3,228,678	3,673,300	3,993,480	4,129,440	4,039,797
Total deposits	10,958,922	11,075,991	10,953,421	10,749,486	10,969,461	10,852,794
Customer repurchase agreements	74,510	47,627	61,967	91,287	110,744	130,784
Total stockholders' equity	1,539,032	1,536,865	1,483,768	1,451,862	1,477,169	1,488,910
Quarterly average balance sheets:
Commercial investor real estate loans	$5,146,632	$5,136,204	$5,082,697	$4,898,683	$4,512,937	$4,220,246
Commercial owner-occupied real estate loans	1,773,039	1,769,680	1,753,351	1,755,891	1,727,325	1,683,557
Commercial AD&C loans	1,057,205	1,082,791	1,136,780	1,115,531	1,096,369	1,102,660
Commercial business loans	1,441,489	1,444,588	1,373,565	1,327,218	1,334,350	1,372,755
Residential mortgage loans	1,353,809	1,307,761	1,251,829	1,177,664	1,070,836	964,056
Residential construction loans	211,590	223,313	231,318	235,123	221,031	197,366
Consumer loans	423,306	424,122	426,134	422,963	421,022	424,859
Total loans	11,407,070	11,388,459	11,255,674	10,933,073	10,383,870	9,965,499
Loans held for sale	17,480	8,324	10,901	15,211	12,744	17,594
Investment securities	1,639,324	1,679,593	1,717,455	1,734,036	1,686,181	1,617,615
Interest-earning assets	13,423,589	13,316,165	13,134,234	12,833,758	12,283,834	11,859,803
Total assets	14,094,653	13,949,276	13,769,472	13,521,595	12,991,692	12,576,089
Noninterest-bearing demand deposits	3,137,971	3,480,433	3,833,275	3,995,702	4,001,762	3,758,732
Total deposits	10,928,038	11,049,991	11,025,843	10,740,999	10,829,221	10,542,029
Customer repurchase agreements	58,382	60,626	74,797	104,742	122,728	131,487
Total interest-bearing liabilities	9,257,652	8,806,720	8,310,278	7,892,230	7,377,045	7,163,641
Total stockholders' equity	1,535,465	1,491,929	1,460,254	1,486,427	1,468,036	1,506,516
Financial measures:
Average equity to average assets	10.89%	10.70%	10.61%	10.99%	11.30%	11.98%
Average investment securities to average earning assets	12.21%	12.61%	13.08%	13.51%	13.73%	13.64%
Average loans to average earning assets	84.98%	85.52%	85.70%	85.19%	84.53%	84.03%
Loans to assets	81.24%	80.65%	82.39%	81.50%	81.08%	78.23%
Loans to deposits	103.75%	102.88%	104.05%	104.37%	98.33%	93.47%
Assets under management	$5,742,888	$5,477,560	$5,255,306	$4,969,092	$5,171,321	$5,793,787
Capital measures:
Tier 1 leverage (1)	9.42%	9.44%	9.33%	9.33%	9.53%	9.66%
Common equity tier 1 capital to risk-weighted assets (1)	10.69%	10.53%	10.23%	10.18%	10.42%	10.78%
Tier 1 capital to risk-weighted assets (1)	10.69%	10.53%	10.23%	10.18%	10.42%	10.78%
Total regulatory capital to risk-weighted assets (1)	14.66%	14.43%	14.20%	14.15%	14.46%	15.02%
Book value per common share	$34.31	$34.37	$33.23	$32.52	$33.10	$32.97
Outstanding common shares	44,862,369	44,712,497	44,657,054	44,644,269	44,629,697	45,162,908
(1) Estimated ratio at June 30, 2023.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2023		2022
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$215	$—	$—	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—
Commercial business	29	3,002	1,002	1,966	—	—
Residential real estate:
Residential mortgage	692	352	—	167	353	296
Residential construction	—	—	—	—	—	—
Consumer	—	—	—	34	—	—
Total loans 90 days past due	721	3,569	1,002	2,167	353	296
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	20,381	15,451	9,943	14,038	11,245	11,743
Commercial owner-occupied real estate	4,846	4,949	5,019	6,294	7,869	8,083
Commercial AD&C	569	—	—	—	1,353	1,081
Commercial business	9,393	9,443	7,322	7,198	7,542	8,357
Residential real estate:
Residential mortgage	10,153	8,935	7,439	7,514	7,305	8,148
Residential construction	—	—	—	—	1	51
Consumer	3,396	4,900	5,059	5,173	5,692	6,406
Total non-accrual loans	48,738	43,678	34,782	40,217	41,007	43,869
Total restructured loans - accruing (1)	—	—	3,575	2,077	2,119	2,161
Total non-performing loans	49,459	47,247	39,359	44,461	43,479	46,326
Other assets and other real estate owned (OREO)	611	645	645	739	739	1,034
Total non-performing assets	$50,070	$47,892	$40,004	$45,200	$44,218	$47,360

	For the Quarter Ended,
(Dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Analysis of non-accrual loan activity:
Balance at beginning of period	$43,678	$34,782	$40,217	$41,007	$43,869	$46,086
Non-accrual balances transferred to OREO	—	—	—	—	—	—
Non-accrual balances charged-off	(2,049)	(126)	(22)	(197)	(376)	(265)
Net payments or draws	(1,654)	(10,212)	(9,535)	(3,509)	(3,234)	(2,787)
Loans placed on non-accrual	9,276	19,714	5,467	4,212	948	1,503
Non-accrual loans brought current	(513)	(480)	(1,345)	(1,296)	(200)	(668)
Balance at end of period	$48,738	$43,678	$34,782	$40,217	$41,007	$43,869

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$117,613	$136,242	$128,268	$113,670	$110,588	$109,145
Provision/ (credit) for credit losses - loans	4,454	(18,945)	7,907	14,092	3,046	1,635
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(14)	(5)	(1)	—	(300)	(19)
Commercial owner-occupied real estate	(27)	(26)	(27)	(10)	(12)	—
Commercial AD&C	—	—	—	—	—	—
Commercial business	363	(127)	(13)	(512)	331	111
Residential real estate:
Residential mortgage	35	21	(50)	(8)	(9)	120
Residential construction	—	—	—	(3)	(5)	—
Consumer	1,423	(179)	24	27	(41)	(20)
Net charge-offs/ (recoveries)	1,780	(316)	(67)	(506)	(36)	192
Balance at the end of period	$120,287	$117,613	$136,242	$128,268	$113,670	$110,588

Asset quality ratios:
Non-performing loans to total loans	0.44%	0.41%	0.35%	0.40%	0.40%	0.46%
Non-performing assets to total assets	0.36%	0.34%	0.29%	0.33%	0.33%	0.37%
Allowance for credit losses to loans	1.06%	1.03%	1.20%	1.14%	1.05%	1.09%
Allowance for credit losses to non-performing loans	243.21%	248.93%	346.15%	288.50%	261.44%	238.72%
Annualized net charge-offs/ (recoveries) to average loans	0.06%	(0.01)%	—%	(0.02)%	—%	0.01%
(1) Effective January 1, 2023, the Company adopted ASU 2022-02, which eliminated the accounting and recognition of troubled debt restructurings ("TDRs").

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,146,632	$58,784	4.58%	$4,512,937	$45,148	4.01%
Commercial owner-occupied real estate loans	1,773,039	20,575	4.65	1,727,325	19,410	4.51
Commercial AD&C loans	1,057,205	20,663	7.84	1,096,369	11,727	4.29
Commercial business loans	1,441,489	22,715	6.32	1,334,350	15,820	4.76
Total commercial loans	9,418,365	122,737	5.23	8,670,981	92,105	4.26
Residential mortgage loans	1,353,809	11,957	3.53	1,070,836	8,878	3.32
Residential construction loans	211,590	1,808	3.43	221,031	1,710	3.10
Consumer loans	423,306	8,325	7.89	421,022	3,992	3.80
Total residential and consumer loans	1,988,705	22,090	4.45	1,712,889	14,580	3.41
Total loans (2)	11,407,070	144,827	5.09	10,383,870	106,685	4.12
Loans held for sale	17,480	307	7.04	12,744	145	4.56
Taxable securities	1,289,529	6,848	2.12	1,195,129	4,630	1.55
Tax-advantaged securities	349,795	2,248	2.57	491,052	3,082	2.51
Total investment securities (3)	1,639,324	9,096	2.22	1,686,181	7,712	1.83
Interest-bearing deposits with banks	359,093	4,922	5.50	200,560	358	0.72
Federal funds sold	622	4	2.87	479	1	0.81
Total interest-earning assets	13,423,589	159,156	4.75	12,283,834	114,901	3.75

Less: allowance for credit losses - loans	(117,587)			(112,656)
Cash and due from banks	96,487			84,931
Premises and equipment, net	70,691			62,422
Other assets	621,473			673,161
Total assets	$14,094,653			$12,991,692

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,439,418	$3,606	1.00%	$1,488,034	$414	0.11%
Regular savings deposits	609,721	1,897	1.25	559,906	22	0.02
Money market savings deposits	3,041,652	22,516	2.97	3,376,742	1,497	0.18
Time deposits	2,699,276	23,306	3.46	1,402,777	1,862	0.53
Total interest-bearing deposits	7,790,067	51,325	2.64	6,827,459	3,795	0.22
Repurchase agreements	58,382	184	1.26	122,728	35	0.11
Federal funds purchased and Federal Reserve Bank borrowings	320,661	4,007	5.01	53,055	166	1.26
Advances from FHLB	718,132	8,216	4.59	3,809	17	1.74
Subordinated debt	370,410	3,947	4.26	369,994	3,946	4.27
Total borrowings	1,467,585	16,354	4.47	549,586	4,164	3.04
Total interest-bearing liabilities	9,257,652	67,679	2.93	7,377,045	7,959	0.43

Noninterest-bearing demand deposits	3,137,971			4,001,762
Other liabilities	163,565			144,849
Stockholders' equity	1,535,465			1,468,036
Total liabilities and stockholders' equity	$14,094,653			$12,991,692

Tax-equivalent net interest income and spread		$91,477	1.82%		$106,942	3.32%
Less: tax-equivalent adjustment		1,006			992
Net interest income		$90,471			$105,950

Interest income/earning assets			4.75%			3.75%
Interest expense/earning assets			2.02			0.26
Net interest margin			2.73%			3.49%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $1.0 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,141,447	$116,585	4.57%	$4,367,400	$86,782	4.01%
Commercial owner-occupied real estate loans	1,771,369	40,173	4.57	1,705,562	37,842	4.47
Commercial AD&C loans	1,069,927	40,502	7.63	1,099,498	22,320	4.09
Commercial business loans	1,443,030	44,915	6.28	1,353,446	32,174	4.79
Total commercial loans	9,425,773	242,175	5.18	8,525,906	179,118	4.24
Residential mortgage loans	1,330,912	23,375	3.51	1,017,741	16,652	3.27
Residential construction loans	217,419	3,622	3.36	209,264	3,267	3.15
Consumer loans	423,711	15,912	7.57	422,929	7,581	3.61
Total residential and consumer loans	1,972,042	42,909	4.37	1,649,934	27,500	3.34
Total loans (2)	11,397,815	285,084	5.04	10,175,840	206,618	4.09
Loans held for sale	12,927	459	7.10	15,155	343	4.53
Taxable securities	1,293,626	13,856	2.14	1,180,168	8,737	1.48
Tax-advantaged securities	365,721	4,458	2.44	471,919	5,633	2.39
Total investment securities (3)	1,659,347	18,314	2.21	1,652,087	14,370	1.74
Interest-bearing deposits with banks	299,606	7,608	5.12	229,257	471	0.41
Federal funds sold	477	8	3.50	650	1	0.43
Total interest-earning assets	13,370,172	311,473	4.69	12,072,989	221,803	3.70

Less: allowance for credit losses - loans	(127,189)			(111,302)
Cash and due from banks	95,776			75,750
Premises and equipment, net	69,202			61,733
Other assets	614,403			685,870
Total assets	$14,022,364			$12,785,040

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,410,797	$6,236	0.89%	$1,494,809	$572	0.08%
Regular savings deposits	557,830	2,260	0.82	553,435	41	0.01
Money market savings deposits	3,170,010	43,854	2.79	3,401,641	2,122	0.13
Time deposits	2,541,784	39,763	3.15	1,355,615	3,353	0.50
Total interest-bearing deposits	7,680,421	92,113	2.42	6,805,500	6,088	0.18
Repurchase agreements	59,498	205	0.69	127,083	74	0.12
Federal funds purchased and Federal Reserve Bank borrowings	246,354	6,090	4.99	49,271	181	0.74
Advances from FHLB	676,823	15,423	4.60	1,915	17	1.74
Subordinated debt	370,334	7,893	4.26	287,164	6,184	4.31
Total borrowings	1,353,009	29,611	4.41	465,433	6,456	2.80
Total interest-bearing liabilities	9,033,430	121,724	2.72	7,270,933	12,544	0.35

Noninterest-bearing demand deposits	3,308,256			3,880,919
Other liabilities	166,861			146,018
Stockholders' equity	1,513,817			1,487,170
Total liabilities and stockholders' equity	$14,022,364			$12,785,040

Tax-equivalent net interest income and spread		$189,749	1.97%		$209,259	3.35%
Less: tax-equivalent adjustment		1,976			1,858
Net interest income		$187,773			$207,401

Interest income/earning assets			4.69%			3.70%
Interest expense/earning assets			1.83			0.21
Net interest margin			2.86%			3.49%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.0 million and $1.9 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.